                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  __________


                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                  __________


                                 March 2, 2001
                Date of Report (Date of earliest event reported)


                      ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
               (Exact name of registrant as specified in charter)


          DELAWARE                     1-9731                  72-0925679
(State or other jurisdiction                                  (IRS Employer
      of incorporation)        (Commission File Number)   Identification Number)


                      1101 SOUTH CAPITAL OF TEXAS HIGHWAY
                             BUILDING G, SUITE 200
                             AUSTIN, TEXAS  78746
             (Address of principal executive offices and zip code)


                                (512) 347-9640
             (Registrant's telephone number, including area code)


                                NOT APPLICABLE
         (Former name or former address, if changed since last report)



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                                    ITEM 5.
                                 OTHER EVENTS.


        See Exhibit A regarding announcement of stock buy-back program.




                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ARRHYTHMIA RESEARCH TECHNOLOGY, INC.



Date:   March 5, 2001                   By: /s/ Richard A. Campbell,
                                            Chief Financial Officer

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                                   Exhibit A


AMEX: HRT                                         Contact: Richard A. Campbell
FOR IMMEDIATE RELEASE                                           (978) 345-5000
Website:  http://www.arthrt.com
March 2, 2001


                      Arrhythmia Research Technology, Inc.
                        Announces Stock Buy-Back Program


Austin, Texas

        Arrhythmia Research Technology, Inc. (the "Company") today announced that the Board of Directors of the Company has approved a continuation of its stock buy-back program to purchase up to 200,000 additional shares of the Company's Common Stock, $.01 par value, which is registered pursuant to
Section 12(b) of the Securities Act of 1933, as amended. The Company intends to purchase shares of its Common Stock pursuant to the buy-back program from time to time until December 31, 2001, which may be extended by the Board of Directors of the Company. It is intended that all repurchased shares will become treasury stock of the Company. The Company's common stock is listed on the American Stock Exchange and trades under the ticker symbol HRT.

        Forward looking statements made herein are based on current expectations of the Company and involve a number of risks and uncertainties and should not be considered as guarantees of future performance. These statements are made under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The factors that could cause actual results to differ materially include: interruptions or cancellation of existing contracts, impact of competitive products and pricing, product demand and market acceptance, risks, the presence of competitors with greater financial resources than the Company, product development and commercialization risks and an inability to arrange additional debt or equity financing.